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                                                                  Exhibit 99 (b)

                               TXU EUROPE LIMITED

                       Certificate Pursuant to Section 906
                         of Sarbanes - Oxley Act of 2002

     The undersigned, Henry Birt, the Principal Finance Officer of TXU Europe Limited (the "Company"), DOES HEREBY CERTIFY that:

     1. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

          IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 14th day of August, 2002.


                                              ----------------------------------
                                              Name:   Henry Birt
                                              Title:  Principal Finance Officer